Exhibit 10.1

Execution Version

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of May 18, 2022, by and among (i) KludeIn I Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) Near Intelligence Holdings Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holder (the “Holder”) of capital stock and/or securities convertible into capital stock of the Company. Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Purchaser, the Company, Paas Merger Sub 1, a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), and Paas Merger Sub 2, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the Company continuing as the surviving entity (the “First Merger”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and (ii) Company, as the surviving entity of the First Merger, shall merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each membership interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a membership interest of the Surviving Entity, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the LLCA;

WHEREAS, prior to the execution and delivery of the Merger Agreement, the Company and Near Pte. Ltd., a Singapore corporation (“N Sing”), have entered into that certain contribution agreement (together with all agreements, deeds, instruments or other documents as may be necessary or appropriate to implement and effect the Contribution (the “Contribution Documents”), and have consummated the Contribution by N Sing of the assets specified in the Contribution Documents to the Company in exchange for capital stock of the Company pursuant to the terms and conditions of the Contribution Documents;

WHEREAS, prior to the First Effective Time, N Sing shall distribute the capital stock of the Company received by it in the Contribution to all of the N Sing Shareholders, such that all of the N Sing Shareholders shall constitute and become the sole Company Stockholders and the capital stock and ownership structure of the Company shall reflect the share capital and ownership structure of N Sing on a 1,000:1 basis as provided in the Contribution Documents at the time of such distribution (such distribution, together with the Contribution, the “Reorganization”);

WHEREAS, as a result of the Reorganization, the N Sing Shareholders immediately prior to the Reorganization shall constitute and become the sole Company Stockholders and own 100% of the capital stock of the Company as of the Closing;

WHEREAS, the Board of Directors of the Company has (i) approved and declared advisable the Merger Agreement, the Ancillary Documents and the First Merger and the other transactions contemplated by any such documents (collectively, the “First Merger Transactions”), (ii) determined that the First Merger Transactions are fair to and in the best interests of the Company and the Company Stockholders and (iii) recommended the approval and the adoption by each of the Company Stockholders of the Merger Agreement, the Ancillary Documents and the First Merger and the other First Merger Transactions; and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the First Merger Transactions, the Purchaser, the Company and the Holder desire to enter into this Agreement in order for the Holder to provide certain assurances to the Purchaser regarding the manner in which the Holder is bound hereunder to vote any shares of Company Stock which the Holder beneficially owns, acquires, holds or otherwise has voting power following the consummation of the Reorganization (such shares, together with any other shares of Company Stock acquired by the Holder after the completion date of the Reorganization and during the term of this Agreement, including upon exercise of Company Warrants or Company RSUs, being collectively referred to herein, the “Subject Shares”) during the period from and including the completion date of the Reorganization through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Documents the First Merger and the other First Merger Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. The Holder agrees, with respect to all of its Subject Shares (and, in the case of Section 1(b), all of its Securities):

(a) during the Voting Period, at each meeting of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which the Holder is entitled to vote or consent, the Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, its Subject Shares (i) in favor of, and adopt, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, the First Merger and all of the other First Merger Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate the Merger Agreement, the Mergers or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business, which, in each of cases (x) and (y) of this sentence, could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate the Merger Agreement, the Mergers or any of the other Transactions; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger Agreement, the Ancillary Documents, the Mergers and any of the other Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, (i) if applicable, delivery of instrument(s) contemplating the conversion or exchange of each of the Holder’s Company Convertible Securities for shares of Company Stock (or other similar documentation reasonably requested by the Purchaser or the Company), (ii) any actions by written consent of the Company Stockholders presented to the Holder, and (iii) execution and delivery of any applicable Ancillary Documents (including, without limitation, if applicable, a Lock-Up Agreement and a Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) except for transfers expressly permitted by, and effected in accordance with, Section 3(b), not to deposit, and to cause their Affiliates not to deposit any Subject Shares beneficially owned by the Holder or the Holder’s Affiliates in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents or any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Mergers and the other Transactions, other than to recommend that the Company Stockholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the First Merger Transactions, including pursuant to the DGCL; and

(f) without limiting Sections 1(a) and 1(b) above, to approve and consent to the termination of, and terminate, each of the contracts set forth on Schedule 1 to this Agreement to which the Holder is a party.

2. Grant of Proxy. The Holder, with respect to all of its Subject Shares, hereby irrevocably grants to, and appoints, the Purchaser and any designee of the Purchaser (determined in the Purchaser’s sole discretion) as the Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in the Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Shares owned (whether beneficially or of record) by the Holder in a manner consistent with Section 1(a). The proxy granted by the Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Purchaser entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Subject Shares in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. The Holder agrees that, during the Voting Period, the Holder shall not, and shall cause its Affiliates not to, without the Purchaser’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (ii) grant any proxies or powers of attorney with respect to any or all of the Securities; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect the Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. The Holder agrees with, and covenants to, the Purchaser and the Company that the Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the Voting Period without the prior written consent of the Purchaser and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Securities by the Holder (i) to any family member of the Holder or trust for the benefit of any family member of the Holder, (ii) to any stockholder, member or partner of the Holder, if an entity, (iii) to any Affiliate of the Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company shall not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares or any certificate or uncertificated interest representing any of the Holder’s Subject Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Securities. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction. The Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any changes to the Holder’s ownership of or voting control with respect to Securities, upon the Holder’s acquisition or commitment to acquire any additional Securities or upon any other changes involving the Holder relating to capital stock or securities convertible or exercisable for capital stock of the Company.

(d) Compliance with Merger Agreement. During the Voting Period, the Holder agrees not to take or agree or commit to take any action that would make any representation and warranty of the Holder contained in this Agreement inaccurate in any material respect. The Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Mergers and all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statement. During the Voting Period, the Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding the Holder or its Securities that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Registration Statement.

(f) Publicity. The Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. The Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Holder’s identity and ownership of its Securities and the nature of the Holder’s commitments and agreements under this Agreement, the Merger Agreement and any of the Ancillary Documents.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. The Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). The Holder understands and acknowledges that the Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Holder.

(b) Ownership of Securities. Following the consummation of the Reorganization, the Holder shall have beneficial ownership over the type and number of shares of Company Stock and, to the extent applicable, the other securities (into which or for which any or all of the Shares may be changed or exchanged into) issued by the Company set forth under the Holder’s name on the signature page hereto (collectively, the “Securities”), be the lawful owner of such Securities, have the sole power to vote or cause to be voted such Securities (to the extent such Securities have associated voting rights), and have good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Merger Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents as in effect on the date hereof. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Holder pursuant to arrangements made by the Holder. Except for the Securities of the Company set forth under the Holder’s name on the signature page hereto, following the consummation of the Reorganization, the Holder shall not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by the Holder, the performance of the Holder’s obligations hereunder or the consummation by the Holder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Holder, the performance of the Holder’s obligations hereunder or the consummation by the Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of the Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which the Holder is a party or by which the Holder or any of the Securities or the Holder’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair the Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. The Holder hereby covenants and agrees that, except for this Agreement and the agreements set forth on Schedule 1 hereto, the Holder (i) has not entered into, nor will the Holder enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with the Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will the Holder grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to its Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will the Holder enter into any agreement or knowingly take any action) that would make any representation or warranty of the Holder contained herein untrue or incorrect in any material respect or have the effect of preventing the Holder from performing any of its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or the Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the written consent of the Purchaser, the Company and the Holder, (ii) the First Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the First Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of the Holder are personal to the Holder and may not be assigned, transferred or delegated by the Holder at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Securities in accordance with Section 3(b), the transferee to whom such Securities are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or” and (v) the term “Affiliate” shall mean, with respect to any specified Person, any other Person or group of Persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise). The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Company and the Purchaser at their respective addresses set forth in in accordance with Section 9.3 of the Merger Agreement and to the Holder at its address set forth under the Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or the Purchaser. The Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or the Purchaser in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)  Entire Agreement. This Agreement (together with the Merger Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holder under any other agreement between the Holder and the Purchaser or the Company or any certificate or instrument executed by the Holder in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holder under this Agreement.

(o)  Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Purchaser:

KludeIn I Acquisition Corp.

By:	/s/ Mini Krishnamoorthy
Name:	Mini Krishnamoorthy
Title:	Chief Financial Officer

The Company:

Near Intelligence Holdings Inc.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	Authorized Signatory

Holder:

By:
Name:
[Title:]

Number and Type of Securities:

Company Stock

__________ shares of Company Common Stock

__________ shares of Series [__] Preferred Stock

Other Company Securities

_______________________________________ [specify type, number/amount and shares into which securities are convertible or exercisable, as applicable]

Address for Notices:

Address:

Facsimile No.:
Telephone No.:                                                                      :
E-mail:                                                                                   :

Schedule 1

Second Restated and Amended Shareholders’ Agreement, dated as of April 19, 2022, by and among CMDB II, Sequoia Capital India III Ltd., GB-V Growth Fund Investment Limited Partnership, Telstra Ventures Fund II, L.P., Cisco Systems International BV, GPC NIV Ltd., OurCrowd International Investment III L.P., UM Legacy LLC, Near Pte. Ltd. Near Intelligence Holdings Inc., Anil Mathews and Shobhit Shukla